                                                                    Exhibit 99.4

                     ELECTION FORM AND LETTER OF TRANSMITTAL
       To accompany certificates of common stock, no par value per share,

By Mail or Overnight Delivery:                        Hometown Bancshares, Inc.                         By Hand:
Registrar and Transfer Company              EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY              c/o The Depository Trust Co.
Attn: Corporate Actions                          For Information Call: (800) 368-5948                   Transfer Agent Drop
10 Commerce Drive                   ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON ________, 2003     55 Water Street, 1st Floor
Cranford, New Jersey 07016         (Registrar and Transfer Company must receive your election           New York, NY 10041-0099
                                               materials no later than this time)

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                                               DESCRIPTION OF CERTIFICATES SURRENDERED
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                                          Certificate(s) Enclosed (Attach List if necessary)
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                                                                                                                  Total Number of
                                                          (See Instructions)                    Certificate     Shares Represented
                                             Name(s) and Address of Registered Holder(s)         Number(s)       by Certificate(s)
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                                                                                                ------------------------------------

                                                                                                ------------------------------------

                                                                                                ------------------------------------

                                                                                                ------------------------------------

                                                                                                ------------------------------------
                                                                                                TOTAL SHARES
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  [_]  Check the box to the left if you have lost any of your certificates and complete Affidavit For Lost Stock Certificate(s)s on the reverse side. (See Instruction 4)
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

      Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 25, 2002 ("Merger Agreement") by and between First Capital, Inc.
("First Capital") and Hometown Bancshares, Inc. ("Hometown"), upon consummation of the merger of First Capital and Hometown, each share of Hometown common stock will be converted into the right to receive either $46.50 in cash or shares of First Capital common stock pursuant to the exchange ratio established under the Merger Agreement. Hometown shareholders are being given the opportunity to elect the form of consideration to be received by them in the merger. For a full discussion of the merger and effect of this election, see the proxy statement/prospectus dated _______________, 2003.
      This election governs the consideration that you, as a shareholder of Hometown, will receive if the merger is approved and consummated. This election may also affect the income tax treatment of the consideration that you receive.
      Complete the box on page 2 to make an election (1) to have all of your shares of Hometown common stock converted into the right to receive shares of First Capital common stock, (a "Stock Election"), OR (2) to have all of your shares of Hometown common stock converted into the right to receive $46.50 in cash (a "Cash Election"), OR (3) to have the indicated number of your shares of Hometown common stock converted into the right to receive shares of First
Capital common stock and the remainder of your shares converted into the right to receive $46.50 in cash ("Mixed Election") OR (4) to indicate that you make no election. If the "NON-ELECTION" box is checked, you will receive either stock or cash or a combination of stock or cash pursuant to the proration and allocation procedures set forth in the Merger Agreement after all Stock Elections, Cash
Elections and Mixed Elections have been given effect.
      The Merger Agreement provides that 50% of the outstanding shares of Hometown common stock will be converted into First Capital common stock and 50% of the outstanding shares of Hometown common stock will be converted into cash.
The Merger Agreement contains allocation and proration procedures to comply with these requirements. Accordingly, depending on the elections of other Hometown stockholders, the amount of cash and/or stock that you receive may differ from the amounts you elect to receive.
      To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent, together with the certificates representing your shares, at the address above prior to the Election Deadline.

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
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                                                              ELECTION

I hereby elect to receive the following as consideration for my shares of Hometown common stock: (check only one box)

[_]  STOCK ELECTION - Each share of Hometown common stock converted       [_]  NON-ELECTION
     into the  number of shares of First Capital common stock
     calculated as provided in the Merger Agreement.                      You will be deemed to have made a NON-ELECTION if:

[_]  CASH ELECTION - Each share of Hometown common stock converted        A.  No choice is indicated above;
     into cash payment of $46.50 per share.
                                                                          B.  You fail to follow the instructions on this Election
[_]  MIXED ELECTION                                                           Form and Letter of Transmittal (including submission
                                                                              of your Hometown Common Stock certificates) or
                                                                              otherwise fail properly to make an election; or

     _______________                                                      C.  A completed Election Form and Letter of Transmittal
     (insert number)  shares of Hometown common stock converted               (including submission of your Hometown Common Stock
                      into shares of First Capital common stock.              certificates) is not actually received by the Election
                                                                              Deadline.

                      My remaining shares of Hometown common stock converted into cash payment of $46.50 per share.

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

     The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the new certificate and/or check in the name shown above to the above address unless instructions are given in the boxes below

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
--------------------------------------------------------------------   -------------------------------------------------------------
              SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS                                    SPECIAL DELIVERY INSTRUCTIONS

 Complete ONLY if the new certificate and/or check is to be issued     Complete ONLY if the new certificate and/or check is to be
 in a name that differs from the name on the surrendered certifi-      mailed to an address other than the address reflected above.
 cate(s). Issue to:                                                    Mail to:

 Name: _________________________________________                       Name:________________________________________________

 Address: ______________________________________                       Address:_____________________________________________

 _______________________________________________                       _____________________________________________________
 (Please also complete Substitute Form W-9 on reverse side AND see
 instructions regarding signature guarantee. See Instructions 8,       See Instruction 9
 9 and 10)
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

YOU MUST SIGN IN THE BOX BELOW

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
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                       SIGNATURE(S) REQUIRED                                       SIGNATURE(S) GUARANTEED (IF REQUIRED)
           Signature(s) of Registered Holder(s) or Agent                                   (See Instruction # 8)

 Must be signed by the registered holder(s) EXACTLY as name(s)         Unless the shares are tendered by the registered holder(s) of
 appear(s) on stock certificate(s). If signature is by a trustee,      the common stock, or for the account of a member of a
 executor, administrator, guardian, attorney-in-fact, officer          "Signature Guarantee Program" ("STAMP"), Stock Exchange
 for a corporation acting in a fiduciary or representative             Medallion Program ("SEMP") or New York Stock Exchange
 capacity, or other person, please set forth full title.               Medallion Signature Program ("MSP") (an "Eligible
 See Instructions 7, 8 and 9.                                          Institution"), your signature(s) must be guaranteed by an
                                                                       Eligible Institution.

 ___________________________________________________________________
                     Registered Holder Signature
                                                                       _____________________________________________________________
                                                                                           Authorized Signature
 ___________________________________________________________________
                     Registered Holder Signature
                                                                       _____________________________________________________________
                                                                                               Name of Firm
 ___________________________________________________________________
                            Title, if any
                                                                       _____________________________________________________________
                                                                                      Address of Firm (Please Print)
 ___________________________________________________________________
 Date                                       Phone

 -------------------------------------------------------------------   -------------------------------------------------------------

   Also: Sign and provide your tax ID number on the reverse side of this form.

                            IMPORTANT TAX INFORMATION

Under the Federal income tax law, a non-exempt shareholder is required to provide the Exchange Agent with such shareholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering shareholder to applicable rate of federal income tax withholding on the payment of any cash. If the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold the applicable rate on all payments to such surrendering shareholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.

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                                                  PAYER'S NAME: FIRST CAPITAL, INC.
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

SUBSTITUTE                          Part 1 -- TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER
Form W-9                            YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX.    _________________________________
Department of the Treasury          FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR            Social Security Number(s)
Internal Revenue Service            SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR
                                    EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUMBER,                  OR
Payer's Request for Taxpayer        SEE "HOW TO OBTAIN A TIN" IN THE ENCLOSED GUIDELINES.
Identification Number
                                    Note: If the account is in more than one name, see the chart   _________________________________
(See Instruction 7)                 on the enclosed Guidelines to determine what number to enter.  Employer Identification Number(s)
Please fill in your name and        ------------------------------------------------------------------------------------------------
address below.
                                    Part 2 -- Certification -- For Payees Exempt from Backup Withholding (see enclosed Guidelines) -- Under penalties of perjury, I certify that:

______________________________      (1) The number shown on the form is my correct Taxpayer Identification Number
Name                                    (or I am waiting for a number to be issued to me) and                       Part 3 --

                                    (2) I am not subject to backup withholding either because (a) I am exempt from
______________________________          backup withholding, or (b) I have not been notified by the Internal         Awaiting TIN [_]
Business name, if different             Revenue Service ("IRS") that I am subject to backup withholding as a
from above                              result of a failure to report all interest or dividends or (c) the
                                        IRS has notified me that I am no longer subject to backup withholding; and
Check appropriate box:
                                    (3) I am a U.S. person (including a U.S. resident alien).
[_] Individual/Sole [_] Corporation ------------------------------------------------------------------------------------------------
    Sole proprietor
[_] Partnership     [_] Other______ Certificate Instruction -- You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all
___________________________________ interest and dividends on your tax return and you have not been notified by the IRS that you are
Address (number and street)         no longer subject to backup withholding. For real estate transactions, item 2 does not apply.
                                    For mortgage interest paid, acquisition or abandonment of secured property, cancellation of
___________________________________ debt, contributions to and individual retirement arrangement (IRA), and generally, payments
City, State and Zip Code            other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines).

                                    SIGNATURE___________________________________________________ DATE __________________ ,  20______

================================================================================
NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION # 7 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9
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             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate (in 2002) of all reportable payments thereafter made to me until I provide a number.

__________________________________ __________________________________ , 20______
           Signature                             Date
================================================================================
                                  INSTRUCTIONS
                  (Please read carefully the instructions below

     1. Election Deadline: For any election contained herein to be considered, this Election Form and Letter of Transmittal, or a facsimile thereof, properly completed and signed, together with the related Hometown common stock certificates, must be received by the Exchange Agent at the address on the front of this Election Form and Letter of Transmittal no later than 5:00 P.M., EASTERN TIME, ON _________________, 2002 or earlier if your shares are held by a broker or other nominee or in "street name." The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

     2. Revocation or Change of Election Form: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

     3. Surrender of Certificate(s): For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the certificate(s) evidencing your shares and any required accompanying evidences of authority.

     4. Lost Certificate(s): If the certificate(s) that a registered holder (or transferee) wants to surrender has been lost or destroyed, that fact should be indicated on the face of this Letter of Transmittal which should then be delivered to the Exchange Agent after being otherwise properly completed and duly executed. In such event, the Exchange Agent will forward additional documentation necessary to be completed in order to effectively replace such lost or destroyed certificate(s).
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                     AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

     The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

     In requesting the replacement of this certificate(s), I hereby agree that:
If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless First Capital, Inc., Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

     I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock, is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign Here:______________________________________________________________________

Co-Owner, if any:____________________________________  Date:_________, 20_______
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     5. Termination of Merger: In the event of termination of the Merger
Agreement, the Exchange Agent will promptly return stock certificates representing shares of Hometown common stock. In such event, shares of Hometown common stock held through nominees are expected to be available for sale or transfer promptly. Certificates representing shares of Hometown common stock held directly by Hometown stockholders will be returned by registered mail. The Exchange Agent and First Capital will use their commercially reasonable efforts to cooperate with Hometown and Hometown stockholders to facilitate return of Hometown stock certificates in the event of termination of the Merger Agreement, but return of certificates other than by registered mail will only be made at the expense, written direction and risk of Hometown stockholders, accompanied by a pre-paid, pre-addressed returned courier envelope sent to the Exchange Agent.

     6. Method of Delivery: Your old certificate(s) and the Election Form and Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to First Capital or Hometown. The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.

     7. New Certificate/Check Issued in the Same Name: If the new certificate and/or check are to be issued in the same name as the surrendered certificate is registered, the Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled "Special Issuance/Payment Instructions" or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

     8. New Certificate/Check Issued in Different Name: If the section entitled "Special Issuance/Payment Instructions" is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). If the surrendered certificates are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

     9. Special Issuance/Payment and Delivery Instructions: Indicate the name and address in which the new certificate and/or check is to be sent if different from the name and/or address of the person(s) signing this Election Form and Letter of Transmittal. The shareholder is required to give the social security number or employer identification number of the record owner of the Shares. If Special Issuance/Payment Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.